Exhibit 99.2
Form of Execution Document
BACKSTOP RIGHTS PURCHASE AGREEMENT
by and among
Dura Automotive Systems, Inc.
and
Pacificor, LLC
Dated: August 2, 2007

Form of Execution Document
TABLE OF CONTENTS
PAGE

Section 1. Definitions		2

Section 2. Backstop, Rights Offering, Commitment Fee and Alternative Transaction Fee		7

2.1	Backstop	7
2.2	The Rights Offering	9
2.3	Alternative Transaction Fee	9
Section 3. Representations and Warranties of the Company		10

3.1	Organization	10
3.2	Due Authorization, Execution and Delivery; Enforceability	10
3.3	Due Issuance and Authorization of Capital Stock	10
3.4	Capitalization of the Company	10
3.5	Capitalization of Subsidiaries	11
3.6	Consents	11
3.7	No Conflicts	11
3.8	No Registration	11
3.9	Licenses	11
3.10	Environmental	11
3.11	Compliance With Laws and Regulations	12
3.12	Internal Controls	12
3.13	Intellectual Property	12
3.14	Title to Property; Leases	12
Section 4. Representations and Warranties of The Backstop Party		13

4.1	Organization	13
4.2	Due Authorization	13
4.3	Due Execution; Enforceability	13
4.4	Consents	13
4.5	No Conflicts	13
4.6	Legal Proceedings	13
4.7	No Registration Under the Securities Act	13
4.8	Acquisition for Investment	14
4.9	Accredited Backstop Party	14
4.10	Additional Information	14
4.11	Arm’s Length	14
4.12	Available Funds	14
4.13	No Broker’s Fees	14
Section 5. Additional Covenants		14

5.1	Stockholders Agreement	14
5.2	Legends	14
5.3	Further Assurances	15
5.4	Commercially Reasonable Efforts	15
5.5	HSR	15
Section 6. Conditions to Backstop Party’ Backstop Obligations		16

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Section 7. Conditions to Company’s Obligations		19

Section 8. Miscellaneous		20

8.1	Notices	20
8.2	Indemnification & Exculpation	21
8.3	Expense Reimbursement	22
8.4	Survival of Representations and Warranties, etc	22
8.5	Assignment	22
8.6	Entire Agreement	22
8.7	Waivers and Amendments	22
8.8	Governing Law; Jurisdiction; Venue; Process	23
8.9	Counterparts	23
8.10	Headings	23
8.11	Severability	23
8.12	Expiration	23
8.13	Termination	23
8.14	Conflict with Confirmation Order and Plan	25
8.15	Specific Performance	25

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BACKSTOP RIGHTS PURCHASE AGREEMENT
THIS BACKSTOP RIGHTS PURCHASE AGREEMENT (this “Agreement”) is made this [ ] day of July, 2007, by and among Dura Automotive Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and Pacificor, LLC (the “Backstop Party”), on the other hand.
W I T N E S S E T H:
WHEREAS, on October 30, 2006 (the “Petition Date”), the Company and certain of its affiliates (collectively, the “Debtors,” as set forth herein) filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Debtors’ cases are being jointly administered under Case No. 06-11202 (the “Chapter 11 Cases”);
WHEREAS, in connection with the restructuring contemplated under a plan of reorganization on the terms set forth herein (the “Plan”), the Company has determined that its successful reorganization requires, among other things, deleveraging its balance sheet by means of a significant new equity investment;
WHEREAS, the Debtors intend, pursuant to the Plan, to effectuate this deleveraging by converting Claims and certain other general unsecured claims into equity of the reorganized Company to be outstanding on the Effective Date pursuant to the Plan and selling equity in the reorganized Company to raise the new money investment (together, the “New Common Stock”);
WHEREAS, the Plan’s terms and conditions, other than those pertaining to the subject matter of this Agreement, may change, whether prior to filing or as the Plan is thereafter amended, and may vary from the Plan Term Sheet;
WHEREAS, the Parties agree that any valuations of the Debtors’ assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including but not limited to, determining recoveries under the Plan and this Agreement does not limit such rights regarding valuation in these Chapter 11 Cases;
WHEREAS, the Debtors have determined that a rights offering backstopped by the Backstop Party, on terms and conditions set forth in this Agreement (the “Rights Offering”) is the most appropriate method at this time in which to obtain the necessary new equity investment;
WHEREAS, in the Rights Offering, certain eligible Claims holders, as determined under the Plan, as of the Voting Record Date (each, a “Rights Offering Participant”) will be offered the opportunity to subscribe for all of the Rights Offering Shares in exchange for cash payments to the Company. The Rights Offering Shares will constitute, in the aggregate, between 39.4% and 42.6% of the New Common Stock, subject to dilution by the Management Equity Program.
WHEREAS, the shares exchanged for the Claims will constitute, in the aggregate, between 57.4% and 60.6% of the New Common Stock, subject to dilution by the Management Equity Program;
WHEREAS, the purchase price of the New Common Stock sold through the Rights Offering will be a designated price per share, which designated price shall be reasonably acceptable to the Backstop Party (the “Exercise Price”), and the total number of shares of New Common Stock to be issued pursuant to the Rights Offering (the “Rights Offering Shares”) will be equal to the Rights Offering Amount divided by the Exercise Price;

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WHEREAS, pursuant to the Rights Offering, each Rights Offering Participant determined as of the Voting Record Date shall have the non-transferable right (such Rights Offering Participant’s “Individual Subscription Right”) to subscribe for the number of Rights Offering Shares to be determined on a pro rata basis in respect of the amount of such Rights Offering Participant’s respective Claims. If the Rights Offering Amount is $150 million, then the Rights Offering Participants shall receive 41.0% of the New Common Stock. The percentage share of New Common Stock to be received by the Rights Offering Participants in the Rights Offering shall increase or decrease by approximately 0.8% for every additional $5 million increase or decrease in proceeds generated in excess of $150 million up to the maximum amount of $160 million or generated in an amount less than $150 million down to a minimum amount of $140 million;
WHEREAS, to facilitate the Rights Offering, and in consideration of the payment of the fees and expense reimbursements described herein, the Backstop Party is willing to purchase on the Effective Date, to the extent that the Rights Offering is not fully subscribed, all of the Rights Offering Shares that have not been subscribed for by the Rights Offering Participants by the Voting Deadline;
WHEREAS, the Debtors, after consulting with the Creditors’ Committee, will provide to the Backstop Party a non-binding, best estimate of the Rights Offering Amount on or before the date on which the Bankruptcy Court determines the adequacy of the Disclosure Statement;
WHEREAS, on July 11, 2007, the Company and the Backstop Party executed that certain Term Sheet for Common Stock Rights Offering, Dura Automotive Systems, Inc., which is an exhibit to the Approval Motion (as defined in Section 1 below) (the “Rights Offering Term Sheet”), which sets forth the principal economic and other contractual terms and conditions of the Backstop Commitment; and
WHEREAS, on July 12, 2007, the Debtors filed the Approval Motion (as defined in Section 1 below) requesting entry of the Approval Motion Order (also as defined in Section 1 below);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties hereto hereby agree as follows:
     Section 1. Definitions.
     (a) For purposes of this Agreement, the following terms will have the meanings set forth below:
“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” has the meaning assigned to it in the Preamble.
“Alternative Transaction” means a transaction or series of transactions other than the Rights Offering, rendering the Rights Offering no longer practicable; provided, however, that a fully subscribed Rights Offering shall not be an Alternative Transaction.
“Alternative Transaction Fee” has the meaning assigned to it in Section 2.3.

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“Antitrust Division” has the meaning assigned to it in Section 5.5 hereof.
“Approval Motion” is the motion the Debtors filed on July 12, 2007 (docket number 1430), requesting that the Bankruptcy Court enter the Approval Motion Order, authorizing the Debtors to enter into this Agreement.
“Approval Motion Order” means that order entered by the Bankruptcy Court granting the Approval Motion on terms materially consistent with the terms of this Agreement and in a form reasonably acceptable to the Backstop Party.
“Approvals” means all approvals and other authorizations that are required under applicable law and the Bankruptcy Code for the Company to take corporate action.
“Backstop Commitment” means the respective commitment, on the terms set forth in this Agreement, of the Backstop Party to fund the Rights Offering Amount to the extent that the Rights Offering is not fully subscribed pursuant to the Plan.
“Backstop Commitment Approval Fee” has the meaning assigned to it in Section 2.1(c)(i) hereof.
“Backstop Commitment Fee” has the meaning assigned to it in Section 2.1(e)(i) hereof.
“Backstop Funds Escrow” has the meaning assigned to it in Section 2.1(d)(i) hereof.
“Backstop Funds Escrow Agreement” has the meaning assigned to it in Section 2.1(d)(i) hereof.
“Backstop Funds Escrow Termination Date” the meaning assigned to it in Section 2.1(d)(iii) hereof.
“Backstop Party” has the meaning assigned to it in the Preamble.
“Backstop Party Termination Rights” has the meaning assigned to it in Section 8.13 hereof.
“Backstop Purchase Price” has the meaning assigned to it in Section 2.1(d)(i) hereof.
“Bankruptcy Code” means title 11 of the United States Code, as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005.
“Bankruptcy Court” has the meaning assigned to it in the Recitals.
“Board of Directors” means the board of directors of the Reorganized DASI or any duly authorized committee thereof. Any reference herein to the board of directors of the Company prior to the Effective Date shall be to the “Old DASI Board.”
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Chapter 11 Cases” has the meaning assigned to it in the Recitals.
“Claim Ballot” means a ballot substantially in the form approved by the Bankruptcy Court to be distributed to the holders, as of the Voting Record Date in connection with the Plan solicitation process, of Claims eligible to participate in the Rights Offering.

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“Claim” means, solely for purposes of this Agreement, a claim within the meaning of Section 101(5) of the Bankruptcy Code that is not classified for Plan purposes as a secured claim or a claim with administrative or other priority.
“Company” has the meaning assigned to it in the Preamble.
“Confirmation Date” means the date on which the Bankruptcy Court enters the an order confirming the Plan.
“Confirmation Order” means a final and non-appealable order of the Bankruptcy Court (the form of which is reasonably acceptable to the Backstop Party) confirming the Plan.
“Creditors’ Committee” means the official committee of unsecured creditors appointed in the Debtors’ Chapter 11 Cases.
“Debtors” means the Company and Adwest Electronics Inc.; Atwood Automotive, Inc.; Atwood Mobile Products, Inc.; Automotive Aviation Partners, LLC; Creation Group Holdings, Inc.; Creation Group Transportation, Inc.; Creation Group, Inc.; Creation Windows, Inc.; Dura Aircraft Operating Company, LLC; Dura Automotive Canada ULC; Dura Automotive Systems (Canada), Ltd; Dura Automotive Systems Cable Operations, Inc.; Dura Automotive Systems of Indiana, Inc.; Dura Brake Systems, L.L.C.; Dura Cables North L.L.C.; Dura Cables South L.L.C.; Dura Canada LP; Dura Fremont L.L.C.; Dura Gladwin L.L.C.; Dura Global Technologies, Inc.; Dura G.P.; Dura Holdings Canada LP; Dura Holdings ULC; Dura Mancelona L.L.C.; Dura Ontario, Inc.; Dura Operating Canada LP; Dura Operating Corp.; Dura Services L.L.C.; Dura Shifter L.L.C.; Dura Spicebright, Inc.; Kemberly, Inc.; Kemberly, L.L.C.; Mark I Molded Plastics of Tennessee, Inc.; Patent Licensing Clearinghouse L.L.C.; Spec-Temp, Inc.; Trident Automotive Canada Co.; Trident Automotive, L.L.C.; Trident Automotive, L.P.; Trident Automotive Limited; and Universal Tool and Stamping Company, Inc.
“DIP Credit Facility” means, collectively, the “Postpetition Credit Agreements” and “Postpetition Financing Documents,” as those terms are defined in the Final DIP Order.
“Disclosure Statement” means the Disclosure Statement for the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code to be filed with, and approved by, the Bankruptcy Court.
“Effective Date” means the date selected by the Debtors and the Backstop Party, that is a Business Day occurring after the Confirmation Date on which (a) the Confirmation Order becomes final and non-appealable, (b) no stay of the Confirmation Order is in effect and (c) all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the Plan.
“Environmental Laws” has the meaning assigned to it in Section 3.10 hereof.
“Event of Default” has the meaning ascribed to it in the DIP Credit Facility.
“Exculpated Claims” has the meaning assigned to it in Section 8.2(b) hereof.
“Exculpated Parties” has the meaning assigned to it in Section 8.2(b) hereof.
“Exercise Price” has the meaning assigned to it in the Recitals.
“Exit Facility” has the meaning assigned to it in Section 6(k)(1) hereof.

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“Exit Facility Commitment Letter” has the meaning assigned to it in Section 6(k)(1)(C) hereof.
“Expense Cap” means $1,000,000.
“Expense Reimbursement” has the meaning assigned to it in Section 8.3 hereof.
“Expiration Date” has the meaning assigned to it in Section 8.12 hereof.
“Fee Escrow” has the meaning assigned to it in Section 2.1(e)(ii) hereof.
“Fee Escrow Agreement” has the meaning assigned to it in Section 2.1(e)(ii) hereof.
“Final DIP Order” means that Final Order (i) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Sections 363 and 364 of Bankruptcy Code, (ii) Granting Liens and Superpriority Claims to Postpetition Lenders Pursuant to Section 364 of Bankruptcy Code, (iii) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code, (iv) Providing Adequate Protection to Prepetition Lenders Pursuant to Sections 361, 362, 363 and 364 of Bankruptcy Code and (v) Directing Repayment of Certain Prepetition Indebtedness, entered by the Court on November 21, 2006 [D.I. 284].
“FTC” has the meaning assigned to it in Section 5.5 hereof.
“GAAP” means generally accepted accounting principles in the United States as of the date hereof as applied in a manner consistent with the Company’s historical accounting policies.
“Indemnitees” has the meaning assigned to it in Section 8.2(a) hereof.
“Independent Director” means an individual who at the time qualifies: (i) under the prevailing standards of the New York Stock Exchange or other applicable laws as independent, outside directors, and who are eligible to serve on the audit committee of a board of directors of an SEC-reporting public company; and (ii) as outside directors under Section 162(m) of the Internal Revenue Code eligible to serve on the Board’s committee responsible for matters of executive compensation.
“Individual Subscription Right” has the meaning assigned to it in the Recitals.
“Losses” has the meaning assigned to it in Section 8.2(a) hereof.
“Management Equity Program” means the compensation program providing for 10% of the New Common Stock to be reserved under the Plan. The Management Equity Program will consist of grants of equity, restricted stock or options. As soon as reasonably practicable after the Effective Date, the Board of Directors of Reorganized DASI or any compensation committee thereof shall determine the terms of and implement the Management Equity Program.
“Material Adverse Change” means any change, event, occurrence, state of facts or development, either alone or in combination, materially adverse to the business, operations, assets, liabilities, financial condition, or results of operation of the Debtors, taken as a whole; provided, however, that, under no circumstances shall the term “Material Adverse Change” include any change, effect, event, occurrence, state of facts or development that has occurred in the Chapter 11 Cases prior to July 11, 2007.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company, subject to the Approvals, to perform its obligations under this

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Agreement, the Stockholders Agreement or the Registration Rights Agreement or (c) subject to the Approvals, the validity or enforceability of this Agreement, the Stockholders Agreement or the Registration Rights Agreement against the Company; provided, however, that, under no circumstances shall the term “Material Adverse Effect” include any change, effect, event, occurrence, state of facts or development that has occurred in the Chapter 11 Cases prior to July 11, 2007.
“Maximum Rights Offering Amount” means $160 million.
“Minimum Rights Offering Amount” means $140 million.
“New Common Stock” has the meaning assigned to it in the Recitals.
“Pacificor” means Pacificor, LLC and affiliated investment entities, excluding any affiliated portfolio companies.
“Party” means the Company or the Backstop Party, individually, and the “Parties” means the Company and the Backstop Party, collectively.
“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.
“Petition Date” has the meaning assigned to it in the Recitals.
“Plan” has the meaning assigned to it in Section 6(ii)(1).
“Plan Term Sheet” means the Summary of Principal Terms of Proposed Chapter 11 Restructuring attached to the Approval Motion.
“Pro Forma Consolidated EBITDA” means the pro forma EBITDA measurement to be determined by the Debtors, and which shall be reasonably acceptable to the Backstop Party.
“Registration Rights Agreement” has the meaning assigned to it in Section 6(e) hereof.
“Reorganized DASI” means Dura Automotive Systems, Inc., as of the Effective Date.
“Remaining Rights Offering Shares” has the meaning assigned to it in Section 2.1(b)(i) hereof.
“Rights Offering” has the meaning assigned to it in the Recitals.
“Rights Offering Amount” means the amount of the Rights Offering, determined by the Debtors after consultation with the Creditors’ Committee, which shall not be less than the Minimum Rights Offering Amount and shall not be more than the Maximum Rights Offering Amount, and which shall vary only in increments of $5 million.
“Rights Offering Participant” has the meaning assigned to it in the Recitals.
“Rights Offering Shares” has the meaning assigned to it in the Recitals.
“Rights Offering Term Sheet” has the meaning assigned to it in the Recitals.

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“Securities Act” means the Securities Act of 1933, as amended.
“Senior Notes” mean those certain 8.625% Senior Notes due 2012.
“Stockholders Agreement” has the meaning assigned to it in Section 5.1 hereof.
“Subscription Agreement” means the Subscription Agreement that must be executed by any Rights Offering Participant wishing to subscribe for its pro rata portion of the Rights Offering Shares, the form of which must be reasonably acceptable to the Backstop Party.
“Subscription Form” means the Subscription Form that must be completed by any Rights Offering Participant wishing to subscribe for its pro rata portion of the Rights Offering Shares, the form of which must be reasonably acceptable to the Backstop Party, and will include, among other things, a representation by each Rights Offering Participant that such participant is an accredited investor under Rule 501(a) of the Securities Act.
“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Voting Deadline” means the deadline established by order of the Bankruptcy Court by which the voting agent appointed by the Bankruptcy Court must receive ballots indicating acceptance or rejection of the Plan from the holders of claims in classes designated as “impaired” in the Plan and entitled to vote to accept or reject the Plan.
“Voting Record Date” means the voting record date established by order of the Bankruptcy Court.
     Section 2. Backstop Commitment, Rights Offering, Backstop Commitment Approval Fee, Commitment Fee, and Alternative Transaction Fee.
     2.1 Backstop
     (a) Backstop Commitment. The Backstop Party’s Backstop Commitment is 100% of the Rights Offering Amount.
     (b) Effectuating the Backstop Commitment.
          (i) Pursuant to the terms and subject to the conditions of this Agreement, if fewer than all of the Rights Offering Shares are subscribed for by the Rights Offering Participants under the Rights Offering, then the Backstop Party will purchase from the Company, at the Exercise Price, the number of such Rights Offering Shares that are not subscribed for pursuant to the Rights Offering (the “Remaining Rights Offering Shares”).
          (ii) The closing of the purchase and sale of the Remaining Rights Offering Shares, if any, shall take place on the Effective Date.

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     (c) Backstop Commitment Approval Fee
          (i) Upon entry of the Approval Motion Order, the Company shall pay a fee in cash equal to $2,000,000 to the Backstop Party (the “Backstop Commitment Approval Fee”), with no further action required of or entertained by the Bankruptcy Court. The Backstop Commitment Approval Fee shall be credited against any amounts that may become due to the Backstop Party pursuant to the Backstop Commitment Fee or Alternative Transaction Fee; provided, however, that notwithstanding such payment, the Backstop Party shall be entitled to the Expense Reimbursement pursuant to Section 8.3 hereof.
          (ii) Payment of the Backstop Commitment Approval Fee shall be subject to the Final DIP Order and Postpetition Credit Agreements in the DIP Credit Facility.
     (d) Backstop Purchase.
          (i) Notice. Within five business days after the Voting Deadline, the Company shall deliver notice to the Backstop Party of: (A) the Backstop Party’s obligation to purchase the Remaining Rights Offering Shares; (B) the purchase price therefor in the aggregate amount equal to the number of Remaining Rights Offering Shares being purchased multiplied by the Exercise Price (the “Backstop Purchase Price”); and (C) identification of the escrow account to which the Backstop Party must transfer funds in satisfaction of its Backstop Purchase Price obligation (the “Backstop Funds Escrow”). The Backstop Funds Escrow shall be documented in a “Backstop Funds Escrow Agreement” reasonably acceptable to the Debtors and the Backstop Party.
          (ii) Delivery of Funds. Within five business days after delivery of the above-described notice, the Backstop Party shall deliver the Backstop Purchase Price funds to the Backstop Funds Escrow.
          (iii) Duration of Backstop Funds Escrow. In no event, unless extended by the Backstop Party in its sole discretion, shall the Effective Date occur later than 15 days after the Confirmation Date (the “Backstop Funds Escrow Termination Date”). Unless such date is extended by the Backstop Party in its sole discretion, on the Backstop Funds Escrow Termination Date, the funds held in the Backstop Funds Escrow shall be released to the Backstop Party without any action by the Backstop Party, the Debtors or the Bankruptcy Court.
          (iv) Delivery of Shares. On the Effective Date, the Company shall deliver the Rights Offering Shares in a manner consistent with, and pursuant to, the procedures set forth in the Plan and the Disclosure Statement.
     (e) Delivery of the Backstop Commitment Fee.
          (i) The Backstop Commitment Fee. In consideration for the Backstop Party having agreed to purchase any Remaining Rights Offering Shares that are not subscribed for in the Rights Offering, on or prior to the Effective Date (and as a condition to both the Effective Date and the Backstop Party’s obligation to purchase the Remaining Rights Offering Shares under Section 2.1(b) and (d)), the Debtors shall pay a fee in cash equal to 4.0% of the Rights Offering Amount less the amount of the Backstop Commitment Approval Fee (the “Backstop Commitment Fee”) to the Backstop Party, with no further action required of or entertained by the Bankruptcy Court. For the avoidance of doubt, the Backstop Commitment Fee shall be payable without regard to whether the Rights Offering is fully subscribed.

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          (ii) Delivery. Before the Effective Date, the Debtors shall transfer an amount equal to the Backstop Commitment Fee from the Backstop Funds Escrow to the escrow account designated for such purpose (the “Fee Escrow”). The Debtors’ transfer of the Backstop Commitment Fee to the Fee Escrow shall be a condition to the Effective Date. The Fee Escrow shall be documented in a “Fee Escrow Agreement” reasonably acceptable to the Debtors and the Backstop Party.
     2.2 The Rights Offering.
     (a) Commencing the Rights Offering. The Company will commence the Rights Offering as part of the Plan solicitation process. Each Rights Offering Participant will have the opportunity to participate in the Rights Offering by electing its Individual Subscription Right by completing a Subscription Form and executing a Subscription Agreement in the manner specified in the instructions accompanying the Subscription Form and the Subscription Agreement, which will be distributed to each Rights Offering Participant together with the Claim Ballot in the Debtors’ solicitation package.
     (b) Subscription Right. Each Rights Offering Participant shall only have the right either to:
          (i) subscribe for 100% of the Rights Offering Shares to which it may subscribe, as determined on a pro rata basis in respect of the amount of its Claim; or
          (ii) subscribe for none of the Rights Offering Shares to which it may subscribe.
     (c) Failure to Deliver Subscription Form. Any Rights Offering Participant that fails to deliver its Subscription Form and Subscription Agreement to the voting agent appointed by the Bankruptcy Court so that it is actually received by such voting agent on or prior to the Voting Deadline shall forfeit its right to subscribe for any Rights Offering Shares, and its Individual Subscription Right shall automatically terminate and be cancelled without further action by the Debtors or the Bankruptcy Court.
     2.3 Payment of the Alternative Transaction Fee
     (a) The Alternative Transaction Fee. If the Bankruptcy Court enters the Approval Motion Order and either (i) the Old DASI Board approves the Company’s pursuit of any Alternative Transaction at any time prior to the earlier of (x) the Effective Date, and (y) the end of the twenty-four month period following the date hereof, or (ii) one or more of the conditions set forth in Section 6 hereof are not satisfied, then the Debtors shall pay to the Backstop Party a fee (the “Alternative Transaction Fee”) in cash in an amount equal to 3.0% of the Maximum Rights Offering Amount less the amount of the Backstop Commitment Approval Fee, plus any unpaid Expense Reimbursements, with no further action required of or entertained by the Bankruptcy Court. The Alternative Transaction Fee is not payable if: (a) the Backstop Party receives the Backstop Commitment Fee, (b) the Company terminates this Agreement pursuant to Section 8.13(b)(i)(1) hereof, (c) the Backstop Party terminates this Agreement pursuant to Sections 6(k)(2) and 8.13(a)(i)(4) hereof; or (d) the Chapter 11 Cases are converted to cases under Chapter 7 of the Bankruptcy Code. Regardless of whether the Alternative Transaction Fee is payable, the Backstop Party shall be entitled to payment of its unpaid Expense Reimbursements.
     (b) Payment. Payment of the Alternative Transaction Fee shall be subject to the Final DIP Order and Postpetition Credit Agreements in the DIP Credit Facility.

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     Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Backstop Party, as of the date hereof, as follows:
     3.1 Organization. Each of the Company and its Subsidiaries, (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where any such failure to be so qualified or licensed, individually in the aggregate, would not result in, and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (c), subject to the Approvals, has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except where any such failure to own or operate, individually or in the aggregate, would not result in, and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of the Company and its Subsidiaries (including each of the Debtors) is in compliance with its certificate of incorporation and by-laws (or equivalent organizational documents).
     3.2 Due Authorization, Execution and Delivery; Enforceability. Except as set forth on Schedule 3.2, the Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the Approvals, to perform its obligations hereunder, including the issuance of the Rights Offering Shares, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the New Common Stock. Subject to the Approvals, this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms.
     3.3 Due Issuance and Authorization of Capital Stock. The Rights Offering Shares issued and delivered to the Backstop Party pursuant to the terms of this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will be free from all taxes, liens, preemptive rights (other than preemptive rights set forth in the Stockholders Agreement) and charges with respect to the issue thereof.
     3.4 Capitalization of the Company. As of the Effective Date, the authorized capital stock of the Company will consist solely of shares of New Common Stock, par value $0.01 per share, the number of which shall be determined by the Debtors prior to the Confirmation Date and shall be reasonably acceptable to the Backstop Party. The Management Equity Program will permit the issuance of 10% of the New Common Stock issued and outstanding on the Effective Date, in the form of grants of equity, restricted stock or options, and shall be on terms reasonably acceptable to the Backstop Party. As of the Effective Date, all of the issued and outstanding shares of New Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable, will not be subject to any preemptive rights and assuming the accuracy of the representations and warranties and compliance with the covenants of the Backstop Party set forth in this Agreement, will not be issued in violation of the Securities Act or any other applicable laws (including state “blue sky” laws). Other than with respect to any Management Equity Program and except as contemplated by the DIP Credit Facility as of the Effective Date, the Company will not have issued, granted, or entered into any commitment to issue or grant any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of its New Common Stock. As of the Effective Date and except as contemplated by the DIP Credit Facility, the Company and its Subsidiaries will not have agreed to repurchase or redeem any securities of the Company and shall not have granted any registration rights other than those set forth in the Registration Rights Agreement.

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     3.5 Capitalization of Subsidiaries. As of the Effective Date, all of the issued and outstanding shares of the Company’s Subsidiaries will have been duly authorized and validly issued and will be fully paid and non-assessable. As of the Effective Date, the Company or one of its Subsidiaries will own of record and beneficially all of the issued and outstanding shares of capital stock or other equity securities of or other equity ownership interests in each of the Company’s Subsidiaries free and clear of any liens other than any liens described on Schedule 3.5 attached hereto or any liens outstanding on any such date which secure indebtedness of the Company or any of its Subsidiaries under the Exit Facility. As of the Effective Date and except as contemplated by the DIP Credit Facility, there will be no agreements which may obligate the Company or any of the Company’s Subsidiaries, as the case may be, to issue, purchase, register for sale, redeem or otherwise acquire any of the Company’s Subsidiaries shares of capital stock or other equity securities or equity ownership interests.
     3.6 Consents. Subject to the Approvals, such filings and approvals as may be required under federal securities laws and applicable state securities or Blue Sky laws or except as set forth on Schedule 3.6 attached hereto, none of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Company, including the issuance of shares of New Common Stock by it, will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.
     3.7 No Conflicts. Except for the Approvals or except as set forth on Schedule 3.7, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, including the issuance of shares of New Common Stock and the consummation of the transactions contemplated hereunder and thereunder, will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its Subsidiaries is a party or by which any of its or any of its Subsidiaries’ properties or assets are bound as in effect on the Effective Date, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its Subsidiaries or by which any of its or its Subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in or reasonably be expected to result in a Material Adverse Effect.
     3.8 No Registration. Assuming the accuracy of the representations and warranties and compliance with the covenants of the Backstop Party set forth in this Agreement, no registration of the Rights Offering Shares under the Securities Act is required for the purchase of the Rights Offering Shares by the Backstop Party in the manner contemplated by this Agreement.
     3.9 Licenses. The Company and each of its Subsidiaries possesses adequate licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and its Subsidiaries and has not received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate result in or reasonably be expected to result in a Material Adverse Effect.
     3.10 Environmental. Except as set forth on Schedule 3.10, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or

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toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending claim or, to the knowledge of the Company’s executive officers, any pending investigation relating to any Environmental Laws, which violation, contamination, liability, claim or other matter would individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.
     3.11 Compliance With Laws and Regulations. Neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company or any of its Subsidiaries, which violation would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
     3.12 Internal Controls. The Company and each of its U.S. Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.13 Intellectual Property.
     (a) Subject to the Approvals or except as set forth on Schedules 3.6 or 3.7, the Company and each of its Subsidiaries shall own or license or otherwise have the right to use all intellectual property that is necessary for the operation of its business as of the Effective Date, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, could not have or reasonably be expected to have a Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.
     (b) None of the material patents or copyrights necessary for the operation of the business of the Company and its Subsidiaries in the reasonable business judgment of the Company have been abandoned or dedicated, except where such abandonment or dedication, individually or in the aggregate, could not have or not reasonably be expected to have a Material Adverse Effect.
3.14 Title to Property; Leases.
     (a) Subject to the Approvals or except as set forth on Schedules 3.6 or 3.7, the Company and each of its Subsidiaries will have good and sufficient title to or otherwise has the right to use its properties that individually or in the aggregate are material to the conduct of its business as of the Effective Date. Subject to the Approvals or except as set forth on Schedules 3.6 or 3.7, all leases that individually or in the aggregate are material to the conduct of the business of the Company and its Subsidiaries as of the Effective Date will be valid and subsisting and will be in full force and effect as of the Effective Date, except where such deficiency, individually or in the aggregate, would result in a Material Adverse Effect.

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     Section 4. Representations and Warranties of The Backstop Party. The Backstop Party represents and warrants to the Company as of the date hereof as follows:
     4.1 Organization. The Backstop Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     4.2 Due Authorization. The Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.
     4.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Backstop Party and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     4.4 Consents. Subject to the Approvals, none of the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Backstop Party will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.
     4.5 No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Backstop Party will not (a) conflict with or result in any breach of any provision of its organizational documents as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its Subsidiaries is a party or by which any of its or any of its Subsidiaries’ properties or assets are bound as in effect on the Effective Date, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its Subsidiaries or by which any of its or its Subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in or reasonably be expected to result in a Material Adverse Effect.
     4.6 Legal Proceedings. There are no actions, suits or proceedings to which the Backstop Party is a party or to which any property of the Backstop Party is subject that, individually or in the aggregate, has prohibited, delayed or adversely impacted, or if determined adversely to the Backstop Party, would reasonably be expected to prohibit, delay or adversely impact the Backstop Party’s performance, of its obligations under this Agreement and no such actions, suits or proceedings are threatened or, to the knowledge of the Backstop Party, contemplated and, to the knowledge of the Backstop Party, no investigations are threatened by any governmental or regulatory authority or threatened by others that has or would reasonably be expected, individually or in the aggregate, to prohibit, delay or adversely impact the Backstop Party’s performance of its obligations under this Agreement.
     4.7 No Registration Under the Securities Act. The Backstop Party understands that the Rights Offering Shares to be purchased by it pursuant to the terms of this Agreement have not been

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registered, and that except as provided in the Registration Rights Agreement, the Company shall not be required to effect any registration, under the Securities Act, or any state securities law and, the Rights Offering Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws. The Rights Offering Shares cannot be offered for sale, sold or otherwise transferred except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.
     4.8 Acquisition for Investment. The Rights Offering Shares are being acquired under this Agreement by the Backstop Party in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Backstop Party’s property shall at all times be under its control.
     4.9 Accredited Backstop Party. The Backstop Party is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
     4.10 Additional Information. The Backstop Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Backstop Party for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.
     4.11 Arm’s Length. The Backstop Party understands that the Company is acting solely in the capacity of an arm’s length contractual counterparty to the Backstop Party with respect to the transactions contemplated hereby. Additionally, the Backstop Party is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except for representations and warranties specifically included in this Agreement.
     4.12 Available Funds. The Backstop Party has, and on the Effective Date will have, available to it funds in amounts sufficient to pay its portion of the Backstop Purchase Price and to effect the transactions contemplated hereby.
     4.13 No Broker’s Fees. To the best of its knowledge, the Backstop Party is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a claim against the Debtors for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.
     Section 5. Additional Covenants. The Company and the Backstop Party hereby agree to do the following:
     5.1 Stockholders Agreement. If requested by the Backstop Party, the Company will enter into a stockholders’ agreement that shall be in a form reasonably acceptable to the Debtors and the Backstop Party.
     5.2 Legends. The Parties agree that the certificates evidencing the shares of New Common Stock to be purchased hereunder will bear the following legend:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED

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UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
     5.3 Further Assurances. From time to time after the date of this Agreement, the Parties shall execute, acknowledge and deliver to the other Party such other instruments, documents, and certificates and will take such other actions as the other Party may reasonably request in order to consummate the transactions contemplated by this Agreement.
     5.4 Commercially Reasonable Efforts.
     (a) The Company shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied and to consummate the transactions contemplated herein.
     (b) The Backstop Party shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied and to consummate the transactions contemplated herein.
     5.5 HSR.
If necessary, the Company and the Backstop Party shall (a) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and, in any event, by October 1, 2007, in the case of all filings required under the HSR Act, (b) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by the Backstop Party or its respective Subsidiaries from the Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) or any other governmental body in respect of such filings or such transactions and (c) cooperate with each other in connection with any such filing (including, without limitation, to the extent permitted by applicable law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other governmental body with respect to any such filing or any such transaction. Any and all filing fees required to be paid by the Company and the Backstop Party under the HSR Act in connection with such filings shall be shared equally by the Company and the Backstop Party. Each such Party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such Party shall promptly inform the other Party of any oral communication with, and provide copies of written communications with, any governmental body regarding any such filings or any such transaction. No Party hereto shall independently participate in any formal meeting with any governmental body in respect of any such filings, investigation or other inquiry without giving the other Party prior notice of the meeting and, to the extent permitted by such governmental body, the opportunity to attend and/or participate. Subject to applicable law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR. The Company and the Backstop Party may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the

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recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (the Company and the Backstop Party, as the case may be).
     5.6 Competitive Procurement of Exit Facility
     The Debtors shall ensure that the Exit Facility is the result of a competitive process, wherein the Debtors pursue potential commitments from not less than three potential lenders, and consult with the Backstop Party and the Creditors’ Committee as to the solicitation and final selection process.
     Section 6. Conditions to Backstop Party’s Backstop Obligations. The obligation of the Backstop Party to purchase the Remaining Rights Offering Shares as set forth in Section 2.1 shall be subject to the satisfaction (or waiver by the Backstop Party) of each of the following conditions on the Effective Date:
     (a) Material Adverse Change. From the date hereof there shall not have been any Material Adverse Change;
     (b) Alternative Transaction. The Old DASI Board shall not have approved the Company’s pursuit of any Alternative Transaction;
     (c) Approval Motion Order. The Bankruptcy Court shall have entered the Approval Motion Order;
     (d) Disclosure Statement and Plan.
          (i) Disclosure Statement. The Disclosure Statement shall be on terms materially consistent with this Agreement, and reasonably acceptable to the Backstop Party.
          (ii) Chapter 11 Plan.
               (1) The Debtors shall file a chapter 11 plan of reorganization in the Chapter 11 Cases (the “Plan”), the proposed, principal terms of which are set forth in the Plan Term Sheet, and which are materially consistent with the economic terms set forth in this Agreement, provided, however, that, if the terms relating to the:
                    (a) Exit Facility;
                    (b) Size and composition of the Board of Directors;
                    (c) Management Equity Program;
                    (d) Participation in the Rights Offering;
                    (e) Exercise Price;
                    (f) New Organizational Documents;
                    (g) Subscription Agreement and related notices and forms;

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                    (h) Stockholders’ Agreement;
                    (i) Registration Rights Agreement; or
                    (j) Effective Date
are not reasonably acceptable to the Backstop Party, then the Backstop Party shall have the right, but not the obligation, to terminate this Agreement pursuant to Section 8.13(a) of this Agreement.
               (2) Modification or Amendment of the Chapter 11 Plan. The Debtors shall be entitled to amend or modify the terms of the Plan provided, however, that, if the amended or modified terms relating to the:
                    (a) Exit Facility;
                    (b) Size and composition of the Board of Directors;
                    (c) Management Equity Program;
                    (d) Participation in the Rights Offering;
                    (e) Exercise Price;
                    (f) New Organizational Documents;
                    (g) Subscription Agreement and related notices and forms;
                    (h) Stockholders’ Agreement;
                    (i) Registration Rights Agreement; or
                    (j) Effective Date
are not reasonably acceptable to the Backstop Party, then the Backstop Party shall have the right, but not the obligation, to terminate this Agreement pursuant to Section 8.13(a) of this Agreement.
               (3) For the avoidance of doubt, the Debtors may include in the Plan or amend the Plan to include matters unrelated to the items listed above without those matters being subject to the Backstop Party’s approval.
     (e) Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement that is reasonably acceptable to the Backstop Party (the “Registration Rights Agreement”);
     (f) Required Consents. All of the Approvals and all of the approvals necessary for the consummation of the transactions contemplated herein that are set forth on Schedule 3.6 attached hereto shall have been obtained;

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     (g) Expense Reimbursements. Subject to Section 8.3, The Debtors shall have timely paid all Expense Reimbursements (as defined below) due and owing to the Backstop Party on a regular and continuing basis.
     (h) Backstop Commitment Fee. The Debtors shall have paid to the Backstop Party the Backstop Commitment Fee as set forth in Section 2.1(e)(i);
     (i) Rights Offering. The Company shall have consummated the Rights Offering pursuant to and in accordance with the Plan, provided, that this clause shall not be a condition to the obligations of the Backstop Party to purchase Rights Offering Shares as set forth in Section 2.2(a) pursuant to the Subscription Form and the Subscription Agreement;
     (j) Plan Confirmation. The Bankruptcy Court shall have entered the Confirmation Order that is reasonably acceptable to the Backstop Party, such Confirmation Order shall have become final and non-appealable, and no order staying such Confirmation Order shall be in effect;
     (k) Exit Financing.
               (1) On the Effective Date, the Debtors shall have consummated a new exit financing facility on terms reasonably acceptable to the Debtors and the Backstop Party, with resultant funded debt under the exit financing facility on the Effective Date of less than or equal to 2.75x Pro Forma Consolidated EBITDA (the “Exit Facility”); provided, however, that Exit Facility provisions pertaining to the following matters must be acceptable to the Backstop Party in its sole discretion (collectively, the “Sole Discretion Provisions”):
                    (a) any provision in the Exit Facility requiring the Backstop Party to purchase or sell New Common Stock as a precondition to obtain such Exit Facility, where such provision differs from or otherwise alters the Backstop Party’s purchase obligations under this Agreement;
                    (b) any provision in the Exit Facility providing for an Event of Default that is triggered by the Backstop Party becoming a holder of more than 50% of the New Common Stock; and
                    (c) the interest rate on the Exit Facility, if it provides for a weighted average spread over LIBOR in excess of 600 basis points as of the execution date of a commitment letter with respect to the Exit Facility (the “Exit Facility Commitment Letter”).
For the avoidance of doubt, it would not be unreasonable for the Backstop Party to find Exit Facility terms to be unacceptable if such terms were to prevent the Debtors from materially performing under their business plan.
               (2) If the Backstop Party concludes that one or more of the Sole Discretion Provisions are not acceptable, it must provide the Debtors with written notice of same (the “Non-Compliance Notice”) no later than five (5) business days following delivery of the executed Exit Facility Commitment Letter. If the Backstop Party does not timely provide the Non-Compliance Notice pursuant to this Section 6(k)(2), then the Sole Discretion Provisions shall be deemed acceptable to the Backstop Party.
     (l) Event of Default. No Event of Default has occurred and is continuing under any debtor-in-possession financing of the Debtors;

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     (m) Documentation. Execution of all documents arising from or related to the Chapter 11 Cases set forth on Schedule 6(m), the forms of which documents shall be reasonably satisfactory to the Backstop Party;
     (n) HSR. The Company shall have filed, with the cooperation of the Backstop Party and to the extent that it is required to file, all documents and forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any comparable laws or regulations in any foreign jurisdiction with respect to the transactions contemplated by this Agreement, and all applicable waiting periods shall have expired or been terminated thereunder on or before October 1, 2007;
     (o) Other Conditions. (i) The Debtors shall have performed, in all material respects, each of their obligations hereunder required to be performed by them at or prior to the Effective Date, and (ii) the representations and warranties of the Debtors in this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Effective Date as if made at and as of Effective Date (other than those representations and warranties that address matters only as of a particular earlier date, which need only be true and correct or true and correct in all material respects (as the case may be) as of such earlier date);
     (p) Officer’s Certificate. The Company shall have delivered to the Backstop Party an officer’s certificate dated as of the Effective Date certifying that (i) the resolutions duly adopted by the Board of Directors of the Company, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement, the Registration Rights Agreement, and the Stockholder’s Agreement, remain in full force and effect and (ii) that there has been no Material Adverse Change with respect to the Debtors since July 11, 2007; and
     (q) Board of Directors. After the Effective Date, there will be seven directors on the Board of Directors of Reorganized DASI, of which, on the Effective Date: (i) three directors shall be appointed by the Backstop Party; (ii) two Independent Directors shall be appointed by the Creditors’ Committee; and (iii) two directors shall be appointed by the Old DASI Board.
          (i) Backstop Party’s Power to Appoint. On the Effective Date, the Backstop Party shall appoint three such directors in its sole discretion;
          (ii) Creditors’ Committee’s Power to Appoint. The directors appointed by the Creditors’ Committee on the Effective Date shall be reasonably acceptable to the Backstop Party; and
          (iii) Old DASI Board’s Power to Appoint. One such director appointed by the Old DASI Board on the Effective Date shall be an Independent Director, subject to reasonable approval by the Creditors’ Committee and the other shall be the CEO of Reorganized DASI.
     Section 7. Conditions to Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction (or the waiver by the Company) of the following conditions as of the Effective Date:
     (a) Required Consents. All of the Approvals and all of the approvals necessary for the consummation of the transactions contemplated by this Agreement set forth on Schedule 3.6 attached hereto shall have been obtained;
     (b) Rights Offering. The Rights Offering shall have been consummated pursuant to the Plan;

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     (c) Plan Confirmation. The Bankruptcy Court shall have entered the Confirmation Order, and no order staying such Confirmation Order shall be in effect;
     (d) Exit Financing. The Company shall have consummated the Exit Facility on terms reasonably acceptable to the Company.
     (e) HSR. The Backstop Party shall have filed, with the cooperation of the Company and to the extent that it is required to file, all documents and forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any comparable laws or regulations in any foreign jurisdiction with respect to the transactions contemplated by this Agreement, and all applicable waiting periods shall have expired or been terminated thereunder on or before October 1, 2007; and
     (f) Other Conditions. (i) The Backstop Party shall have performed, in all material respects, its obligations hereunder required to be performed by it at or prior to the Effective Date, and (ii) the representations and warranties of the Backstop Party in this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Effective Date as if made at and as of Effective Date (other than those representations and warranties that address matters only as of a particular earlier date, which need only be true and correct or true and correct in all material respects (as the case may be) as of such earlier date).
     Section 8. Miscellaneous
     8.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:
(i)	if to the Backstop Party, to

Pacificor, LLC 740 State Street, Suite 202 Santa Barbara, California 93101 Attn: Michael Klein (email: mk@pacificor.com)
Facsimile: 805-435-1642
with a copy to:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
Attn: Mitchell A. Seider (email: Mitchell.Seider@lw.com)
          Michael J. Riela (email: Michael.Riela@lw.com)
Facsimile: 212-751-4864

(counsel to Pacificor, LLC)
(ii)	if to the Company, to:

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Dura Automotive Systems, Inc. 2791 Research Drive Rochester Hills, MI 48309 Attn: Lawrence A. Denton (denton.l@duraauto.com) Theresa Skotak (skotak.t@duraauto.com) Facsimile: 248-299-7501 with a copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601-6636
Attn: Marc Kieselstein, P.C. (email: mkieselstein@kirkland.com)
          Roger J. Higgins (email: rhiggins@kirkland.com)
Facsimile: 312-861-2200

(counsel to the Company)
     8.2 Indemnification & Exculpation.
     (a) Indemnification. The Debtors will indemnify, save and hold harmless the Backstop Party, all of its respective directors, officers, stockholders, employees, partners, members, managers, representatives, attorneys, other professional advisors and agents and all of their respective heirs, successors, legal administrators, permitted assigns, and each Person who (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) controls such Backstop Party and the officers, directors, agents and employees of any such controlling Person (collectively, the “Indemnitees”) from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and reasonable attorneys’ fees) and expenses, as incurred by any or all of the Indemnitees in connection with any claim against them by a third party in connection with or arising from the execution, delivery and performance by the Debtors of this Agreement or the Rights Offering (collectively, the “Losses”); provided, however, that the foregoing indemnity will not apply to Losses to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from: (A) any material breach by any Indemnitee of this Agreement; (B) any act or failure to act by an Indemnitee of bad faith, willful or intentional misconduct or gross negligence; or (C) any violation of applicable law. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Debtors for material breach of any term of this Agreement. The Debtors acknowledge and agree that each and all of the Indemnitees shall be treated as third-party beneficiaries with rights to bring an action against the Debtors under this Section 8.2.
     (b) Exculpation. To the extent permitted by applicable law, including Sections 1125(e) and 1145 of the Bankruptcy Code, no Debtor shall assert, and each Debtor hereby waives, any claim against the Backstop Party and its directors, employees, attorneys, other professional advisors, agents or sub-agents (collectively, the “Exculpated Parties”), on any theory of liability, for special, indirect, consequential or punitive damages, as opposed to direct or actual damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) to the extent any such claim arises out of, is in connection with, is a result of, or is in any way related to, this Agreement or the Rights Offering, and Debtors hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in their favor (collectively, the “Exculpated Claims”); provided, however, that the foregoing exculpation will not apply

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to Losses to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from: (A) any material breach by any Exculpated Party of this Agreement; (B) any act or failure to act by an Exculpated Party of bad faith, willful or intentional misconduct or gross negligence; or (C) any violation of applicable law.
     8.3 Expense Reimbursement. Subject to entry of the Approval Motion Order, the Debtors will promptly reimburse or pay, as the case may be, reasonable out-of-pocket fees and expenses of the Backstop Party, including the reasonable, documented, fees and expenses of counsel and other professionals retained by the Backstop Party, that have been and are subsequently incurred in connection with the negotiation, preparation and implementation of the Rights Offering, including, but not limited to, the Backstop Party’s due diligence (the “Expense Reimbursement”). Copies of such Expense Reimbursement documentation shall be provided to counsel for the Creditors’ Committee. The Expense Reimbursement accrued through the date on which the Approval Motion Order is entered shall be payable promptly after the relevant documentation is presented to the Company. The Expense Reimbursement shall thereafter be payable by the Debtors to the Backstop Party in cash on a regular and continuing basis. The Expense Reimbursement shall not in the aggregate exceed the Expense Cap.
     8.4 Survival of Representations and Warranties, etc. All representations and warranties made in this Agreement, the Schedules attached hereto or the certificate delivered pursuant to Section 6(p) hereof will survive the execution and delivery of this Agreement, except that representations made in Sections 3.7 through 3.14 will only survive for a period of one year after the Effective Date.
     8.5 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement, or the Backstop Party’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by such Backstop Party to any Affiliate of the Backstop Party over which the Backstop Party or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Backstop Party hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Backstop Party. Notwithstanding the foregoing, no such assignment shall relieve the Backstop Party of its obligations hereunder if such assignee fails to perform such obligations. Without complying with the provisions of this Section 8.5, the Backstop Party may satisfy its obligations under Section 2.1(b) hereof by causing an Affiliate of the Backstop Party to satisfy its obligations under such Section so long as such Affiliate otherwise assumes the obligations of such Backstop Party hereunder with respect thereto (including, without limitation, by making the representations and warranties set forth in Section 4 hereof).
     8.6 Entire Agreement. This Agreement contains the entire agreement by and between the Company and the Backstop Party with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto (including the Rights Offering Term Sheet).
     8.7 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Backstop Party. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this

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Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
     8.8 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.
     8.10 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     8.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.
     8.12 Expiration. This Agreement shall expire on January 31, 2008, but the term of this Agreement shall be extended if the Backstop Party and the Company mutually agree (the “Expiration Date”).
     8.13 Termination.
     (a) Termination by the Backstop Party.
          (i) The Backstop Party shall have the right, but not the obligation, to terminate this Agreement (the “Backstop Party’s Termination Rights”) if:
               (1) The Bankruptcy Court either (x) denies the relief sought in the Approval Motion with prejudice or (y) does not enter the Approval Motion Order by September 6, 2007;
               (2) The Old DASI Board approves the Company’s pursuit of any Alternative Transaction;

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               (3) The Debtors fail to pay any requested Expense Reimbursement to the Backstop Party within ten business days after the Backstop Party notifies the Debtors of their failure to pay such Expense Reimbursement; provided, that in the event that the parties dispute whether amounts are “reasonable,” the Debtors shall separate the disputed amount and pay the rest pursuant to the terms hereof, subject to the Expense Cap;
               (4) The Backstop Party timely provides the Debtors with the Non-Compliance Notice pursuant to Section 6(k);
               (5) The Company materially breaches this Agreement and that breach is not cured after a notice period of five business days (which may be extended by the Backstop Party), during which the Company may negotiate in good faith regarding any such cure; or
               (6) Any of the following provisions in or relating to the Plan are not reasonably acceptable to the Backstop Party:
                    (a) Exit Facility;
                    (b) Size and composition of the Board of Directors;
                    (c) Management Equity Program;
                    (d) Participation in the Rights Offering;
                    (e) Exercise Price;
                    (f) New Organizational Documents;
                    (g) Subscription Agreement and related notices and forms;
                    (h) Stockholders’ Agreement;
                    (i) Registration Rights Agreement; or
                    (j) Effective Date.
          (ii) In the event of termination of this Agreement by the Backstop Party as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.13, Section 2.1(c), Section 2.1(d)(ii), Section 2.1(d)(iii), Section 2.3, Sections 8.1 through 8.10 and Section 8.14).
     (b) Termination by the Company.
          (i) The Company shall have the right, but not the obligation, to terminate this Agreement if:
               (1) The Backstop Party materially breaches this Agreement and, that breach is not cured after a notice period of five business days (which may be extended by the Debtors) during which any non-breaching Backstop Party may negotiate in good faith regarding any such cure;

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               (2) The Bankruptcy Court either (x) denies the relief sought in the Approval Motion with prejudice; or (y) does not enter the Approval Motion Order by September 6, 2007, or
               (3) The Debtors, in the exercise of their fiduciary duties, and in consultation with the Creditors’ Committee, consummate an Alternative Transaction that: (a) constitutes a higher or better offer; and (b) results in more favorable economic or other treatment to general unsecured creditors than contemplated by the Plan Term Sheet. For the avoidance of doubt, nothing in this Section 8.13(b)(i)(3) affects the circumstances in which the Alternative Transaction Fee would be payable to the Backstop Party.
          (ii) In the event of termination of this Agreement by the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.13, Section 2.1(c), Section 2.3 (in the event of a termination by the Company pursuant to Section 8.13(b)(i)(3)), Sections 8.1 through 8.10 and Section 8.14).
     8.14 Conflict with Confirmation Order and Plan.
     (a) Conflict with the Confirmation Order. In the event there is a conflict between the terms of this Agreement and the terms of the Confirmation Order, the terms of the Confirmation Order shall control.
     (b) Conflict with the Plan. In the event there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     8.15 Specific Performance. The Company agrees that the Backstop Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the Company hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive or other equitable relief. Furthermore, each of the Backstop Party agrees that the Company shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and the obligations of the Backstop Party hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive or other equitable relief.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Dura Automotive Systems, Inc.
By:
Name:	Lawrence A. Denton
Title:	Chief Executive Officer

[Signatures Continued]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Pacificor, LLC
By:
Name:	Michael Klein
Title:	Chief Investment Officer

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SCHEDULE 3.2
EXCEPTIONS TO DUE AUTHORIZATION, EXECUTION AND DELIVERY;
ENFORCEABILITY
1.	All requisite Approvals.

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SCHEDULE 3.5
EXCEPTIONS TO CAPITALIZATION OF SUBSIDIARIES
1.	All liens, rights, encumbrances and pledges on the Debtors’ capital stock required by the debtors’ exit lenders relating to the exit facility.

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SCHEDULE 3.6
EXCEPTIONS TO CONSENTS
[NO EXCEPTIONS]

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SCHEDULE 3.7
EXCEPTIONS TO NO CONFLICTS
[NO EXCEPTIONS]

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SCHEDULE 3.10
EXCEPTIONS TO ENVIRONMENTAL REPRESENTATION
     The Debtors are subject to federal, state and local environmental and occupational health and safety laws and regulations, including laws and regulations governing petroleum storage, waste water discharge, underground storage tanks, hazardous chemical reporting and hazardous waste disposal. [ ], [ ], and [ ], each have certain potential environmental liabilities:

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SCHEDULE 6(m)
Documents Required to be Executed On or Prior To the Effective Date
1.	Amended and Restated Company Charter

2.	Amended and Restated Company Bylaws

3.	Stockholders Agreement

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ANNEX A
RIGHTS OFFERING TERM SHEET
DURA AUTOMOTIVE SYSTEMS, INC.

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